Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No.333-274073) and the Registration Statements on Form S-8 (File No. 333-227671, 333-257219 and 333-274074) of One Stop Systems, Inc. (the “Company”) of our report dated March 21, 2024, relating to the Company’s consolidated financial statements as of December 31, 2023 and 2022, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Haskell & White LLP
HASKELL & WHITE LLP

Irvine, California

March 21, 2024